Exhibit 99.2

Press Contact:

Barry Holt

203-517-3107

bholt@informationsg.com

Investor Contact:

David Berger

203-517-3104

dberger@informationsg.com

ISG ACQUIRES STA CONSULTING,

A PREMIER IT CONSULTING FIRM SERVING THE PUBLIC SECTOR

Advises clients on IT strategic planning and the acquisition, implementation of ERP, other enterprise administrative and management systems

Multi-year engagements add to ISG Recurring Revenue Expansion Strategy

Public Sector now ISG third largest Industry Vertical

Behind Manufacturing, Financial Services

STAMFORD, CONN., February 10, 2011 — Information Services Group Inc. (ISG) (NASDAQ: III), an industry-leading, information-based services company, today announced the acquisition of STA Consulting (Salvaggio, Teal & Associates) a premier independent information technology advisor serving the public sector.

STA Consulting advises clients on information technology strategic planning and the acquisition and implementation of new Enterprise Resource Planning (ERP) and other enterprise administrative and management systems.

The acquisition unites two ISG companies: TPI, the leading sourcing data and advisory firm in the world and Compass, the premier independent provider of business and IT benchmarking and performance improvement, data and analytics services, with STA Consulting.

“We are pleased to welcome STA Consulting to ISG, immediately expanding our recurring revenue stream with multi-year engagements, strengthening our public sector vertical and increasing our expertise in IT strategic planning, ERP, enterprise administrative systems and project management,” said Michael P. Connors, Chairman and CEO of ISG. “As with our recent acquisition of Compass, this combination demonstrates we are executing on our strategy of building ISG into an industry-leading, global information-based services company for the private and public sectors.”

“The public sector is under pressure to become more cost efficient and effective in a difficult environment highlighted by a declining revenue base, outdated IT systems and an aging workforce. We are increasing our capabilities with this acquisition to assist clients further in that effort,” continued Mr. Connors.

Founded in 1997 and managed by partners Mitt Salvaggio, Kirk Teal and Nathan Frey, STA Consulting is based in Austin Texas with approximately 40 professionals experienced in information systems consulting in public sector areas such as government operations, IT and project management, contract negotiations, financial management, procurement, human resources and payroll. STA Consulting works with such states as Alaska, Kansas, Kentucky, Louisiana, Mississippi and West Virginia.  STA Consulting and TPI have worked together in the past on engagements for such states as Georgia and Texas. Additional information can be found at: www.staconsulting.net.

“STA Consulting is excited to be joining ISG and to partner with an organization that will enable us to provide our clients with a breadth of new services and expanded resources. Our partnership with ISG expands our presence in the public sector as well as provides increased opportunities in the commercial sector,” said Mitt A. Salvaggio, Managing Partner of STA Consulting. “ISG is well-known and respected in the global information services industry. And, along with TPI and Compass, we see great synergies and opportunities for our clients to benefit from the world-class best practices, benchmarking and sourcing advisory experience. Our employees will also see increased opportunities for growth.”

Webcast/Conference Call:

The Company will host a call and webcast with investors and industry analysts today at 5:30 pm Eastern Time.  Dial in details are as follows:

•Dial in number 1-888-637-7725 for participants in the United States.

•International participants call 001-913-312-0695.

•Security code to access the call is 3489022.

Participants are requested to dial in at least five minutes before the scheduled start time.

Follow THIS link to join the meeting with slides no more than 15 minutes prior to start time.  You may click on the link directly, or cut and paste the link into your browser:

https://www.livemeeting.com/cc/vcc/join?id=w3489022&role=attend&pw=A348902

If you are having difficulty connecting to the Livemeeting link, please go to the ISG website: www.informationsg.com for further instructions.

A recording of the conference call will be accessible on ISG’s website (www.informationsg.com) for approximately four weeks following the call.

About Information Services Group, Inc.

Information Services Group, Inc. (ISG) was founded in 2006 to build an industry-leading, high-growth, information-based services company by acquiring and growing businesses in advisory, data, business and media information services. In November 2007, the company acquired TPI, the leading independent sourcing advisory firm in the world, and in January 2011, it acquired Compass, the premier independent global provider of business and information technology benchmarking, performance improvement, data and analytics services. Based in Stamford, Conn., ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission.  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

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